                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
aQuantive, Inc.:

We consent to the use of our report included herein dated January 28, 2004 (except for matters discussed in Note 17 and Note 13, as to which date is February 9, 2004 and November 22, 2004, respectively), with respect to the consolidated balance sheets of aQuantive, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive income (loss), shareholders' equity and cash flows for the years then ended and the related 2003 and 2002 financial statement schedule of aQuantive, Inc. and subsidiaries and to the reference to our firm under the heading "Experts", which appear in the Form S-1 of aQuantive, Inc. dated November 22, 2004. The audit report also refers to the audit of the 2003, 2002 and 2001 consolidated financial statements relating to reportable segments that have been restated to conform to the 2004 composition of reportable segments.

Our report refers to our audit of the disclosures added to revise the 2001 consolidated financial statements, as more fully described in Note 5 and Note 13 to the consolidated financial statements. However, we were not engaged to audit, review, or apply procedures to the 2001 consolidated financial statements other than with respect to such disclosures.

/s/ KPMG LLP

Seattle, WA
February 4, 2005